Exhibit 10.1

CONSENT AND WAIVER AGREEMENT

dated as of

May 19, 2021

among

International Paper Company

Graphic Packaging Holding Company

GPI Holding I, Inc.

and

Graphic Packaging International Partners, LLC

i

CONSENT AND WAIVER AGREEMENT

This Consent and Waiver Agreement, dated as of May 19, 2021 (this “Agreement”), is made by and among Graphic Packaging International Partners, LLC (f/k/a Gazelle Newco LLC), a Delaware limited liability company (the “Company”), Graphic Packaging Holding Company, a Delaware corporation (“Parent”), GPI Holding I, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (the “New Graphic Partner” and, together with the Company and Parent, the “Parent Parties”), and International Paper Company, a New York corporation (“IP” and, together with the Parent Parties, the “Parties”). Capitalized terms used but not defined herein have the meanings given to such terms in the Exchange Agreement (as defined below).

WHEREAS, Parent, the Company, GPI Holding III, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Parent (“Gazelle Holdco”) and IP are party to the Exchange Agreement, dated January 1, 2018 (the “Exchange Agreement”);

WHEREAS, Gazelle Holdco and IP are members of the Company and together with Parent are party to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 1, 2018 (the “Operating Agreement”);

WHEREAS, Parent, the Company, Gazelle Holdco and IP are party to the Tax Receivable Agreement, dated as of January 1, 2018 (the “Tax Receivable Agreement”);

WHEREAS, pursuant to the Exchange Agreement and as set forth in this Agreement, IP will deliver a Notice of Exchange to exchange 22,773,072 Common Units (the “Units”);

WHEREAS, IP and the Parent Parties have entered into this Agreement to provide for the sale and transfer (the “Sale”) of the Units to the New Graphic Partner.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1

SALE

1.1    Sale.

(a)    On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), IP shall sell and transfer to the New Graphic Partner the Units, and the New Graphic Partner shall deliver to IP an equivalent number of shares of Deliverable Common Stock.

(b)    The Parties acknowledge and agree that this Agreement shall constitute a Notice of Exchange for purposes of the Exchange Agreement.

(c)    Notwithstanding anything to the contrary in the Exchange Agreement, the Parties hereby agree to waive the requirement in Section 2.02(e) of the Exchange Agreement that Parent contribute Deliverable Common Stock to the Company.

(d)    Notwithstanding the terms of the Exchange Agreement or the Operating Agreement (collectively, the “Transaction Agreements”), the Parties hereby agree that the Transaction Agreements are hereby waived and amended solely to the extent necessary to permit the Notice of Exchange as set forth herein and the Sale.

1.2    Tax Matters. .

(a)     The Parties agree that they will report the Sale for U.S. federal and all applicable state income tax purposes consistent with its form and as a taxable sale of its Units by IP to New Graphic Partner.

(b)    New Graphic Partner shall be treated as a party to the Tax Receivable Agreement for purposes of the Sale and shall assume all rights and obligations therein of Gazelle Holdco, including without limitation the obligation to pay the Tax Benefit Payment and the Accrued Amount attributable to the Sale.

1.3    Closing.

(a)    Notwithstanding Section 2.02(e) of the Exchange Agreement, the closing of the Sale (the “Sale Closing”) shall take place on the second Business Day after the date of this Agreement, the “Closing Date”). At the Sale Closing,

(i)    IP shall deliver or cause to be delivered to the New Graphic Partner all right, title and interest in and to the Units, free and clear of all liens, claims, security interests and other encumbrances, together with all documentation reasonably necessary to transfer to the Company such right, title and interest.

(ii)    The New Graphic Partner shall deliver or cause to be delivered to IP a number of shares of Deliverable Common Stock equal to the number of Units in accordance with the instructions provided by IP to the Company no later than one Business Day prior to the Closing Date.

(b)    IP agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Sale.

1.4    Closing Conditions.

(a)    The obligations of the Company and the New Graphic Partner to complete the Sale on the Closing Date are subject to the satisfaction or waiver of the condition that each representation and warranty made by IP in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

(b)    The obligation of IP to sell the Units to the New Graphic Partner on the Closing Date is subject to the satisfaction or waiver of the condition that each representation and warranty made by the Parent Parties in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2

REPRESENTATIONS AND WARRANTIES OF IP

IP hereby makes the following representations and warranties to the Company:

2.1    Existence; Power and Authority. IP has been duly incorporated and is validly existing as a New York corporation, with full power and authority to execute and perform its obligations under this Agreement; and all action required to be taken for due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

2.2    Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of IP.

2.3    No Conflicts. The execution and delivery by IP of, and the performance by IP of its obligations under, this Agreement and the consummation by IP of the transactions contemplated hereby, or the fulfillment by IP of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which IP is a party or by which IP is bound or infringe any law, regulation, order, rule, decree or statute applicable to IP and are not contrary to the provisions of the constitutional documents of IP.

2.4    Title. IP has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Units free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Units or a security entitlement in respect of such Units.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

The Parent Parties hereby make the following representations and warranties to IP:

3.1    Existence; Power and Authority. Each Parent Party has been duly incorporated or organized, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has the corporate or other power and authority to execute and perform its obligations under this Agreement; and all action required to be taken for due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.2    Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Parent Parties. The shares of Deliverable Common Stock to be delivered at the Sale Closing have been duly authorized and upon delivery will be validly issued, fully paid and non-assessable. Parent has a sufficient number of authorized and unissued shares of Common Stock to deliver the shares of Deliverable Common Stock for the Units.

3.3    No Conflicts. The execution and delivery by the Parent Parties of, and the performance by the Parent Parties of its obligations under, this Agreement and the consummation by the Parent Parties of the transactions contemplated hereby, or the fulfillment by the Parent Parties of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which any Parent Party is a party or by which any Parent Party is bound or infringe any law, regulation, order, rule, decree or statute applicable to any Parent Party and are not contrary to the provisions of the constitutional documents of any Parent Party.

Article 4

MISCELLANEOUS

4.1    Termination. This Agreement may be terminated prior to the Closing by mutual written consent of each Parent Party and IP.

4.2    Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

4.3    Expenses. Each party agrees to pay its own costs and expenses associated with this Agreement and the transactions contemplated hereby.

4.4    Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

4.5    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

4.6    Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

4.7    No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

4.8    Entire Agreement. This Agreement, the Exchange Agreement, the Operating Agreement and the Tax Receivable Agreement constitute the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof. To the extent this Agreement conflicts with the Exchange Agreement, the Operating Agreement or the Tax Receivable Agreement, this Agreement shall control.

4.9    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.10    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.11    Governing Law; Waiver of Jury Trial; Jurisdiction; Specific Performance.. Section 4.05 of the Exchange Agreement is hereby incorporated by reference, mutatis mutandis.

4.12    Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); provided that confirmation of delivery is received, (iii) when sent if sent by e-mail transmission, so long as a receipt of such e-mail is requested and received by non-automated response or (iv) five days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(a)     if to any Parent Party to:

Graphic Packaging Holding Company

1500 Riveredge Parkway NW, Suite 100, 9th Floor

Atlanta, GA. 30328

Attention: Lauren Tashma

E-Mail: lauren.tashma@graphicpkg.com

with a copy to (which shall not constitute notice):

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attention: William Scott Ortwein

                 Justin R. Howard

Email: scott.ortwein@alston.com

            justin.howard@alston.com

(b)     if to IP, to:

International Paper Company

6420 Poplar Avenue

Memphis, TN 38197

Attention: General Counsel

Email: sharon.ryan@ipaper.com

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Eric T. Juergens

Email: etjuergens@debevoise.com

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

4.13    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

In witness whereof, the parties have caused this Consent and Waiver Agreement to be executed and delivered as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:	/s/ Tim Nicholls
Name:	Timothy S. Nicholls
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Consent and Waiver Agreement]

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

By:	GPI Holding III, LLC, its managing member

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

GPI HOLDING I, INC.

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Consent and Waiver Agreement]